POWER OF ATTORNEY

Each of the undersigned trustees and officers of Evermore Funds Trust (the “Trust”) hereby appoint Eric LeGoff and Salvatore DiFranco, and each of them, their true and lawful attorney, or attorneys, to execute in their name, place and stead, in their capacity as Trustee or officer, or both, of the Trust, the Registration Statement on Form N-1A, any amendments thereto, and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, and either of said attorneys shall have power to act with or without the other of said attorneys and shall have full power of substitution and re-substitution; and either of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of said Trustees or officers, or any or all of them, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as each of said Trustees or officers, or any or all of them, might or could do in person, said acts of said attorneys, or either of them, being hereby ratified and approved.

IN WITNESS WHEREOF, the undersigned has executed this instrument on this 25th day of April, 2012.

/s/ Nathan Gantcher
Nathan Gantcher
Trustee

/s/ Eugene Bebout III
Eugene Bebout III
Trustee

/s/ Eric LeGoff
Eric LeGoff
Trustee and Chief Executive Officer

/s/ Salvatore DiFranco
Salvatore DiFranco
Treasurer and Chief Financial Officer